UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2014

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On December 11, 2014, the Board of Directors of Acceleron Pharma Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Francois Nader, M.D., M.B.A. to the Company’s Board of Directors as a Class I Director to serve on the Compensation Committee.  Class I Directors are appointed to serve until the 2017 annual meeting of stockholders.  In connection with his election as a director, the Company granted Dr. Nader an option to purchase 20,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Market on December 11, 2014.  Consistent with the Company’s director compensation policy, Dr. Nader will be eligible to receive certain annual cash retainer fees and an annual stock option grant of 10,000 shares of the Company’s common stock.  Dr. Nader also entered into a customary indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date: December 12, 2014

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